November 24, 2010

To our Stockholders:

On November 24, 2010, Healthcare Trust of America, Inc., with the approval of its board of directors, elected to amend and restate the Company’s share repurchase program (the “SRP”). A complete copy of the SRP, as amended, will be included as an annex to our next prospectus supplement, which will be mailed to you. We believe it is in the best interest of our stockholders to adjust the program at this stage of our lifecycle, consistent with our strategic business plan. We will continue to administer the program on a quarterly basis. We have modified the program to make it more compatible with the future growth of our company and more equitable to stockholders who make repurchase requests.

Starting in the first calendar quarter of 2011, we will fund a maximum of $10 million of share repurchase requests per quarter, subject to available funding. Funding for the SRP each quarter will come exclusively from and will be limited to the sale of shares under our distribution reinvestment plan (the “DRIP”) during such quarter. Consistent with our current program, repurchase requests based on death and disability will receive priority treatment and will be repurchased in full prior to other repurchases. Pending repurchase requests will be honored on a pro rata basis if insufficient funds are available in such quarter. For each quarter, we will start with new repurchase requests. Consequently, unfulfilled previous requests for repurchase will not be carried over. Additionally, shares previously sold or transferred for value by a stockholder will not be eligible for repurchase under the SRP.

Our board of directors determined that it was in the best interest of HTA’s stockholders to make these changes to the SRP for two reasons. The first reason is that we must continue to maintain a strong balance sheet with a low level of debt and appropriate levels of cash for working capital, as well as preserve our capital, in order to grow our Company, and take advantage of strategic acquisition opportunities to continue to enhance stockholder value. With these changes the SRP will operate consistent with available funding from the DRIP, without the potential for any unfunded obligations. The amended SRP will enable us to use any excess DRIP proceeds to make strategic investments in medical office buildings to continue to grow our company.

The second reason is to enable us to accommodate repurchase requests throughout the calendar year. Without these changes, a concentrated amount of repurchase requests in the first part of the year could create both a potential unfunded obligation, and limit our ability to accommodate future requests.

We hope that you agree that the changes to the SRP add value to our company and our stockholders. The amended SRP will work to fairly balance the objectives of our company with our repurchase program. We remain confident in our future growth and success as a self-managed REIT and believe that the amendment to the SRP will enable us to maximize strategic opportunities to enhance stockholder value.

We thank you for your trust and support.

Sincerely,

/s/ Scott D. Peters
Scott D. Peters
Chairman, Chief Executive Officer and President

FORWARD-LOOKING STATEMENTS

This letter contains certain forward-looking statements with respect to HTA.  Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements.  These risks, uncertainties and contingencies include, but are not limited to, the following: uncertainties relating to the condition of the capital markets; uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of recent healthcare legislation; uncertainties regarding changes in the healthcare industry; uncertainties relating to the implementation of HTA’s real estate investment strategy; and other risk factors as outlined in HTA’s periodic reports, as filed with the Securities and Exchange Commission.